/Letterhead/
                      Schvaneveldt & Company
                   Certified Public Accountant
                275 East South Temple, Suite #300
                    Salt Lake City, Utah 84111
                          (801) 521-2392

Darrell T. Schvaneveldt, C.P.A.


               Consent of Darrell T. Schvaneveldt
                       Independent Auditor




I consent to the use, of our report dated may 14, 1999, on the financial statements of Exhibitronix, Inc., dated December 31, 1998, as referenced to as previously filed and to the reference made to me in the filing of the S-8 Registration Form.



/S/ Schvaneveldt & Company
Salt Lake City, Utah
March 29, 2000